UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2006

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-9961	95-3775816
____________	______________	______________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue

Torrance, California 90501

(Address of principal executive offices, including zip code)

(310) 468-1310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Toyota Motor Credit Corporation’s (“TMCC”) previously filed SEC Reports, TMCC maintains a Euro Medium Term Note Program (the “EMTN Program”) which provides for the issuance, from time to time, of debt securities in the international capital markets. The maximum aggregate principal amount authorized to be outstanding at any time is U.S. $20 billion, or the equivalent in other currencies. Under the EMTN Program, TMCC may issue unsecured notes (“Notes”) with such terms, including currency, rate and maturity, as agreed by TMCC and the purchasers of such Notes at the time of sale. The Notes are issued pursuant to the terms of the Fifth Amended and Restated Agency Agreement, dated September 30, 2005, by and among TMCC, JPMorgan Chase Bank, N.A. and J.P. Morgan Bank Luxembourg S.A. (the “Agency Agreement”).

As of January 11, 2006 and after consideration of the Notes discussed below, there is approximately U.S. $14.9 billion (or its equivalent in other currencies) in principal amount of Notes outstanding or committed to be issued under the EMTN Program, leaving approximately U.S. $5.1 billion available for issuance under the EMTN Program.

During the period from October 1, 2005 through January 11, 2006, TMCC has issued or committed to issue the equivalent of approximately U.S. $1.3 billion fixed rate notes under the EMTN Program. These notes were or will be issued in U.S dollars, Australian dollars, Icelandic krona, Japanese yen and Euros, have terms to maturity ranging from approximately 2 years to approximately 15 years, and have interest rates at the time of issuance or commitment ranging from 1.50% to 8.75%.

In addition, during the period from October 1, 2005 through January 11, 2006, TMCC committed to issue the equivalent of approximately U.S. $0.4 billion fixed rate notes in a stand alone Eurobond offering. These notes will be issued in Swiss francs, will mature in 6 years, and will bear interest at a rate of 2%.

Notes are issued under the EMTN Program and in the Eurobond offerings pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), are not registered under the Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

/S/ GEORGE E. BORST
By:	George E. Borst

President and
Chief Executive Officer

DATED: January 13, 2006